Exhibit 99.1

Wecast Network Names Both New CFO and CTO

New York, NY, March 23, 2017 – Wecast Network, Inc. (NASDAQ: WCST) (“Wecast” or the “Company” or “WCST”), announced today that its Board of Directors (the “Board”), on March 17, 2017, unanimously appointed Mr. Simon Wang as Chief Financial Officer (“CFO”) and principal accounting officer of the Company, effective immediately. Mr. Wang takes over the CFO role from Mr. Yi Xu, the Company’s current Chief Operating Officer, who also held the role of interim CFO of the Company for a short period while the search for a permanent CFO was occuring. In addition, the Company unanimously appointed Mr. Randy Huang as Chief Technology Officer (“CTO”).

Mr. Wang, who began his career at Deloitte China, comes to Wecast with more than 15 years of finance, accounting and audit experience and has held leadership positions at public and privately held internet and technology companies. Mr. Wang was most recently at privately held e-commerce platform, BeiBei.com, where he led the finance, accounting and treasury divisions.

Prior to that, Mr. Wang worked at NYSE-traded Vipshop (VIPS) where he served as a finance director responsible for external audits and SOX compliance amongst other finance-related duties.

Mr. Wang holds a BA in Accounting (from Southwest University of Political Science and Law) and a Master’s in Finance (from the Chinese Academy of Social Sciences).

Chief Technology Officer, Mr. Randy Huang, has spent the last 20 years at Cisco Systems, Inc., most recently as a Senior Director of Engineering. During Mr. Huang’s time at Cisco he has led teams of more than 500 engineers, and worked in various areas such as software development, networking, product development, embedded systems, virtualization and cloud-based micro-service architectures.

Mr. Huang holds a Master’s in Computer Science from UCLA and a BA in Environmental Engineering from Tsinghua University.

Mr. Bing Yang, CEO of Wecast Network, said of the new hires, “As we drive Wecast through the next phases of growth, we are looking to fill out our management team with individuals who have a track record of success, leadership, vision and uninhibited drive. With both new hires, we are confident in their ability to bring considerable experience and perspective to Wecast’s senior leadership team, along with deep knowledge and expertise to each of their resepctive functional areas.”

About Wecast Network, Inc. (http://corporate.wecastnetworkinc.com)

Wecast Network, Inc. (NASDAQ: WCST), is a next generation global brand licensing, IP sales and video commerce company driven by AI and Big Data. With a firm focus on 4 strategy pillars which include: Brand, Content, Commerce and Licensing, the Company is leveraging and optimizing its legacy operations as a premium content Video On Demand service provider in China to evolve into a global, vertical, ubiquitous and transactional B2B2C, mobile-driven, consumer and supply chain management platform. By aiming to establish the world’s premier multimedia, social networking and smart e-commerce-enabled network with the largest global effective connected user base, Wecast, through this expanded, cloud-based, ecosystem of connected screens combined with strong partnerships with leading global providers, will be capable of delivering a vast array of WCST/YOD–branded products and services to enterprise customers and end-use consumers - anytime and anywhere, across multiple platforms and devices.

Wecast has content distribution agreements in place with many of Hollywood's top studios including Disney Media Distribution, Paramount Pictures, NBC Universal and Twentieth Century Fox Television Distribution, Miramax, as well as a broad selection of the best content from Chinese filmmakers. In addition, the Company has governmental partnerships and licenses as well as numerous JV partnerships and strategic cooperation agreements with an array of distribution and content partners in the global new media space. Wecast is headquartered in both New York, NY and Beijing, China.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:

Jason Finkelstein
Wecast Network, Inc.
212-206-1216